Exhibit 10.1

RETIREMENT AGREEMENT

This RETIREMENT AGREEMENT, dated as of November 30, 2012 (the “Agreement”), is entered into by and among BreitBurn Energy Partners L.P. (“BreitBurn Partners”), BreitBurn Management Company, LLC (“BMC”), BreitBurn GP, LLC, and Randall H. Breitenbach (the “Executive”). As used herein, the term “Company” shall be deemed to refer to BreitBurn Partners, BMC and/or BBGP, as the context requires, and the term “BreitBurn Entity” shall be deemed to refer to each Company and its subsidiaries.

WHEREAS, the parties mutually desire to arrange for the Executive’s continued service as President and as a member of the Board of Directors of BreitBurn Partners (the “Board”) through December 31, 2012 (the “Retirement Date”), whereupon the Executive will retire as an officer and employee of each BreitBurn Entity, other than with respect to the Executive’s employment by BMC relating solely to services provided to the PCEC Entities (as defined below) (“PCEC Service”);

WHEREAS, to ensure the Executive’s continued leadership, the Executive and the Board have agreed that the Executive will continue to serve as a member of the Board following the Retirement Date and will be appointed upon the Retirement Date as Vice Chairman of the Board;

WHEREAS, in recognition of the Executive being a founder of the Company and his long and dedicated services to the Company, the parties have entered into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.     Retirement. Effective as of the Retirement Date, the Executive will retire as an officer and employee of each BreitBurn Entity, other than with respect to the Executive’s employment by BMC relating to his PCEC Service. In addition, effective as of the Retirement Date, the Executive will retire as a director of each BreitBurn Entity, other than as a member of the Board and as a member of the board of directors of any PCEC Entity. Unless terminated sooner, the Executive’s employment and directorship with each such BreitBurn Entity shall automatically and without further action terminate on the Retirement Date. Through the Retirement Date, the Executive will continue to serve as President of the Company pursuant to the Third Amended and Restated Employment Agreement between the Executive and the Company dated as of December 30, 2010 (the “Employment Agreement”), which remains in full force and effect until the Retirement Date. As of the Retirement Date, for purposes of Section 5 of the Employment Agreement, the Executive will be deemed to have voluntarily resigned as an employee, officer and director of each such BreitBurn Entity and, as such, will not be entitled to a bonus for fiscal year 2012 or any compensation for 2013 or thereafter as an officer or employee of any such BreitBurn Entity. The parties agree that the termination of Executive’s employment as of the Retirement Date does not constitute a termination by any BreitBurn Entity without “Cause” or by the Executive for “Good Reason” for purposes of the Employment Agreement or any other agreement between the Executive and any BreitBurn Entity. The Executive agrees that neither the appointment of a new President of the Company to serve as of or after the Retirement Date nor any action taken by any BreitBurn Entity in connection therewith, will constitute Good Reason for purposes of the Employment Agreement or any other agreement between the Executive and any BreitBurn Entity, and, as of the date hereof, the Executive waives any right to resign for Good Reason based upon his retirement on December 31, 2012 as President and as an officer and employee of the Company. As of the Retirement Date, the Executive will be appointed Vice Chairman of the Board and, provided that he continues to be nominated and elected to the Board and as Vice Chairman, as applicable, will continue to serve as a member of the Board and as Vice Chairman. On and after the Retirement Date, for his service as a member of the Board, the Executive will be treated as a non-employee member of the Board for purposes of compensation and reimbursement of expenses of non-employee/outside directors of the Board.

2.     Retirement Benefits. Subject to the Executive’s execution of the release of claims attached hereto as Exhibit A (the “Release”) on (but not before) December 31, 2012 and non-revocation of such Release, provided that the Executive’s employment has not terminated prior to the Retirement Date, the Executive shall be provided with the following retirement benefits:

(a) The Company will pay to the Executive a lump sum cash retirement payment of $1,450,000 on the Retirement Date.

(b) On the date on which the Company grants 2013 equity-based awards to its Chief Executive Officer and senior executive team, the Company will grant the Executive an equity-based award(s) with a grant date value equal to $2,550,000 (valued by the Company on the same basis as awards granted to the Company’s senior executive team). Such award will be of the same type, in the same proportions (i.e., time-based award vs. performance-based award) and on the same terms and conditions as the corresponding award(s) granted to the Company’s Chief Executive Officer, except that any service-based vesting conditions applicable to the Executive’s award(s) shall refer to the Executive’s service (and termination of service) as a member of the Board or as Vice Chairman of the Board.

(c) Following the Retirement Date, the Company will provide the Executive with an office and secretarial support at the Company’s sole expense as long as he serves as a member of the Board.

(d) Commencing on the Retirement Date and thereafter, as long as the Executive continues to serve as a member of the Board, the Executive and his immediate family members will continue to be provided with medical, prescription and dental benefits on the same basis and at the same cost as if the Executive continued to be an officer of the Company. In the event that the Executive ceases to be a member of the Board (other than due to a termination or removal by the Company for Cause (as defined in the Employment Agreement)), then as of the date of such cessation (the “Director Termination Date”), the Executive and his immediate family members will continue to be provided with medical, prescription and dental benefits for 18 months following the Director Termination Date (the “Post-Termination Continuation Period”) at the levels in effect immediately prior to the Director Termination Date at the same cost to the Executive as immediately prior to the Director Termination Date. Notwithstanding the foregoing, (a) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the Post-Termination Continuation Period to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (b) the Company is otherwise unable to continue to cover the Executive under its group health plans or doing so would jeopardize the tax-qualified status of such plan, then, in either case, an amount equal to the Company-subsidized portion of the monthly plan premium payment shall thereafter be paid to the Executive in monthly installments over the remaining period of the Executive’s service as a member of the Board and Post-Termination Continuation Period, as applicable, under this Section 2(d). Notwithstanding the foregoing, the Executive and his dependents shall cease to receive such medical, prescription and dental benefits on the date that the Executive becomes eligible to receive benefits under another employer-provided group health plan. Except to the extent otherwise required by applicable law, the Executive shall be solely responsible for any and all income and other taxes with respect to the benefits and amounts payable to him under this Section 2(d), and the Company shall not have any obligation or liability with respect thereto or any obligation or liability to make any additional payments to Executive to cover any such taxes.

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(e) The Executive’s outstanding equity awards shall be treated as follows:

(i) As of the Retirement Date, the Executive’s outstanding vested Restricted Phantom Units (“RPUs”) shall be treated and paid in accordance with the terms of the governing plan and award agreement;

(ii) As of the Retirement Date, the Company and the Executive shall enter into an amendment to the Executive’s applicable RPU award agreements, substantially in the form attached hereto as Exhibit B, with respect to the unvested RPUs held by the Executive as of the Retirement Date; and

(iii) The Convertible Performance Unit (“CPU”) award held by the Executive shall vest in full and be converted into Units and delivered to the Executive no later than the Retirement Date. The CPUs shall otherwise remain subject to the terms and conditions of the CPU award agreement, as amended.

(f) The Executive acknowledges and agrees that his right to receive and retain the payments and benefits set forth in this Section 2 is subject to and conditioned upon his delivery and non-revocation of the Release as set forth above, and that in the event that the Executive fails to so deliver the Release or revokes the Release, he shall have no right to receive or retain such payments or benefits.

3.     Termination of Employment Agreement; Covenants.

(a) As of the Retirement Date, the Employment Agreement shall automatically terminate and be of no further force and effect, and the Company shall have no further obligations thereunder; provided, however, that the provisions of Section 5(b) (relating to the payment of the Accrued Obligations in the event of a voluntary termination), Section 8 (Executive’s Covenants), Section 9 (Successors), Section 10 (Indemnification and Directors’ and Officers’ Insurance), Section 11 (Arbitration Agreement), Section 12 (Internal Revenue Code Section 409A), Section 13(b) (Notice) and Section 13(i) (Recoupment) of the Employment Agreement shall survive such termination of the Employment Agreement and shall remain in full force and effect with respect to the Employment Agreement (and, for the avoidance of doubt, not with respect to this Agreement except as expressly provided in Section 4(d) below) in accordance with their terms; provided the Termination Date in Section 8(a) and (b) shall mean the Retirement Date and Section 8(d) with respect to the return of the Company’s property shall apply once the Executive ceases to be a member of the Board. In addition, the Executive shall be permitted at all times to serve as an officer or director of Pacific Coast Energy Holdings LLC, any other general partner or any parent of the general partner of Pacific Coast Energy Company LP or otherwise perform services for such entities, any of their subsidiaries (such entities and their subsidiaries, the “PCEC Entities”) or operations as well as to retain all compensation attributable to such activities.

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(b) Each BreitBurn Entity represents and warrants to the Executive that (i) the execution, delivery and performance of this Agreement by it has been fully and validly authorized, (ii) the entities signing this Agreement are duly authorized to do so, (iii) the execution and delivery of this Agreement does not violate any order, judgment or decree or any agreement, plan or corporate governance document to which it is a party or by which it is bound and (iv) upon execution and delivery of this Agreement by the parties, it shall be a valid and binding obligation of the Company, enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by applicable laws, including, without limitation, bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

4.     Miscellaneous.

(a) This Agreement, together with its Exhibits, constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives. No party’s failure to insist upon strict compliance with any provision of this Agreement or to assert any right hereunder shall be deemed to be a waiver of such provision or right or any other provision or right arising under this Agreement. Any waiver of any provision or right under this Agreement shall be effective only if in a writing, specifically referencing the provision being waived and signed by the party against whom the enforcement of the waiver is being sought.

(b) The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(c) The Company shall promptly reimburse the Executive for legal fees actually incurred by him prior to the date hereof in connection with the review of this Agreement and related documents, subject to a cap of $15,000. The Executive shall promptly provide documentation of such fees to the Company. In no event shall such reimbursements be paid later than March 15, 2013.

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(d) Sections 9 (Successors), 11 (Arbitration Agreement) (which shall be deemed to apply to disputes under this Agreement or relating to the Executive’s service or termination as a member of the Board), 12 (Internal Revenue Code Section 409A) (but only with respect to the benefits and entitlements set forth in Section 2 above), 13(b) (Notice) and 13(i) (Recoupment) of the Employment Agreement shall be incorporated in full into this Agreement with full force and effect, provided that, for purposes of this Retirement Agreement, any reference to “this Agreement” or “hereunder” in such sections shall mean this Retirement Agreement, any reference to the “Employer” in such sections shall mean the Company, and section cross-references therein shall be appropriately conformed (or deleted, to the extent not applicable). In addition, to the extent that any reimbursement of expenses or in-kind benefits provided to the Executive pursuant to this Agreement or otherwise are deemed to constitute compensation to the Executive subject to Code Section 409A (as defined in the Employment Agreement), such expenses shall be reimbursed no later than December 31 of the year following the year in which the expense was incurred. The amount of any such compensatory expenses so reimbursed or in-kind benefits provided in one year shall not affect the amount eligible for reimbursement or in-kind benefits provided in any subsequent year and the Executive’s right to receive such reimbursements or in-kind benefits shall not be subject to liquidation or exchange for any other benefit.

(e) The Executive acknowledges that (i) he has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement, he has been advised to do so by the Company, and he is relying solely on the advice of his independent legal counsel, and (ii) he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

(f) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Executive has hereunto set the Executive’s hand and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

EXECUTIVE

/s/ Randall H. Breitenbach
Randall H. Breitenbach
BreitBurn ENERGY PARTNERS L.P.

	By:	BreitBurn GP, LLC, its general partner

	By:	/s/ Halbert S. Washburn
	Name:	Halbert S. Washburn
	Title:	Chief Executive Officer

BreitBurn Management Company, LLC

	By:	/s/ Halbert S. Washburn
	Name:	Halbert S. Washburn
	Title:	Chief Executive Officer

BreitBurn GP, LLC

	By:	/s/ Halbert S. Washburn
	Name:	Halbert S. Washburn
	Title:	Chief Executive Officer

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EXHIBIT A

FORM OF RELEASE

For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of BreitBurn Energy Partners L.P., BreitBurn Management Company, LLC, and BreitBurn GP, LLC (the “Company”), and each of the Company’s partners, associates, affiliates, subsidiaries, successors, heirs, assigns, agents, directors, officers, employees, representatives, and all persons acting by, through, or under them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (“Actions”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever arising from the beginning of time to the date hereof (hereinafter called “Claims”), provided, however, that Claims shall not include any such Actions against any person or entity other than the Company, its subsidiaries, affiliates, successors or assigns, in any case, that is not properly the subject of defense and/or indemnity by the Company (determined without regard to whether the Company actually defends or indemnifies such action or cause of action) (the “Excluded Claims”).

The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the undersigned’s employment by the Releasees, or any of them, or the termination thereof; any claim for wages, salary, commissions, bonuses, incentive payments, profit-sharing payments, expense reimbursements, leave, vacation, severance pay or other benefits; any claim for benefits under any stock option, restricted stock or other equity-based incentive plan of the Releasees, or any of them (or any related agreement to which any Releasee is a party); any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasee’s right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Equal Pay Act, the Family Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the California Labor Code, the California Family Rights Act and the California Fair Employment and Housing Act, each as amended. Notwithstanding the foregoing, this Release shall not operate to release any rights or claims (and such rights or claims shall not be included in the definition of “Claims”) of the undersigned (i) with respect to the payments, benefits and/or entitlements provided by the Retirement Agreement, dated as of November __, 2012, among BreitBurn Energy Partners L.P., BreitBurn Management Company, LLC, BreitBurn GP, LLC and the undersigned (the “Retirement Agreement”), (ii) with respect to Sections 7, 10, 11 and 12(a) of that certain Third Amended and Restated Employment Agreement, dated as of December 30, 2010, among BreitBurn Energy Partners L.P., BreitBurn Management Company, LLC, BreitBurn GP, LLC and the undersigned (the “Employment Agreement”), (iii) with respect to the Accrued Obligations (as defined in the Employment Agreement) or any other accrued or vested benefits he may have, if any, under any applicable plan, policy, program, arrangement or agreement of any BreitBurn Entity (as defined in the Employment Agreement), including, without limitation, pursuant to any equity or long-term incentive plans, programs or agreements, (iv) to indemnification and/or advancement of expenses pursuant to the corporate governance documents or agreement of any BreitBurn Entity or applicable law, or the protections of any director’ and officers’ liability policies of any BreitBurn Entity, (v) with respect to claims which arise after the date the undersigned executes this Release, or (vi) with respect to any Excluded Claims.

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THE UNDERSIGNED ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS HE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

IN ACCORDANCE WITH THE OLDER WORKERS BENEFIT PROTECTION ACT OF 1990, THE UNDERSIGNED IS HEREBY ADVISED AS FOLLOWS:

(1) HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY BEFORE SIGNING THIS RELEASE;

(2) HE HAS AT LEAST TWENTY-ONE (21) DAYS FROM THE DATE OF THE RETIREMENT AGREEMENT TO CONSIDER THIS RELEASE BEFORE SIGNING IT; AND

(3) HE HAS SEVEN (7) DAYS AFTER SIGNING THIS RELEASE TO REVOKE IT, AND THIS RELEASE WILL BECOME EFFECTIVE UPON THE EXPIRATION OF THAT REVOCATION PERIOD.

The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which he may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer.  It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

The undersigned agrees that if he hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned shall pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim. Nothing herein shall prevent the undersigned from raising or asserting any defense in any suit, claim, proceeding or investigation brought by any of the Releasees, and by raising or asserting any such defense, the undersigned shall not become obligated to pay attorneys’ fees under this paragraph.

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The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

The undersigned acknowledges that different or additional facts may be discovered in addition to what is now known or believed to be true by him with respect to the matters released in this Agreement, and the undersigned agrees that this Agreement shall be and remain in effect in all respects as a complete and final release of the matters released, notwithstanding any different or additional facts.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________________, 2012.

Randall H. Breitenbach

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EXHIBIT B

FORM OF AMENDMENT TO RPU AGREEMENTS

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OMNIBUS FIRST AMENDMENT TO

BREITBURN ENERGY PARTNERS L.P. 2006 LONG-TERM INCENTIVE PLAN

RESTRICTED PHANTOM UNIT AGREEMENTS

This Omnibus First Amendment (this “Amendment”) to Restricted Phantom Unit Agreements is made as of November 30, 2012, by and among BreitBurn GP, LLC (“BreitBurn GP”), as the general partner of BreitBurn Energy Partners L.P. (the “Partnership”), the Partnership and Randall H. Breitenbach (the “Participant”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the respective RPU Agreement (as defined below).

RECITALS

A. Pursuant to the Partnership’s First Amended and Restated 2006 Long-Term Incentive Plan, BreitBurn GP granted the Participant the following awards of Restricted Phantom Units (the “RPUs”): (i) 95,186 RPUs granted on January 26, 2012; and (ii) 115,143 RPUs granted on January 28, 2011. The Restricted Phantom Unit Agreements pursuant to which the RPUs were granted are referred to herein as the “RPU Agreements”.

B. Pursuant to that certain Retirement Agreement, dated as of November 30, 2012, entered into by and among the Partnership, BreitBurn Management Company, LLC, BreitBurn GP and the Participant (the “Retirement Agreement”), the Participant will cease to provide employment services with respect to BreitBurn GP as of the Retirement Date (as defined in the Retirement Agreement), but will continue to serve as a member of the board of directors of BreitBurn GP.

C. In connection with the Retirement Agreement, the parties wish to amend each of the RPU Agreements as set forth herein.

D. Pursuant to Section 14 of the RPU Agreements, the parties may amend the RPU Agreements by written agreement.

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AMENDMENT

For valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby amend each of the RPU Agreements as follows, which amendments shall take effect and be incorporated into the respective RPU Agreement from and after the date of this Amendment:

1. The first sentence of Section 4(a) of each of the RPU Agreements is hereby replaced with the following:

“The RPUs shall vest in such amounts and at such times as are set forth in the Grant Notice above, as amended, provided, that, effective as of the Retirement Date (as defined in that certain Retirement Agreement, dated as of November 30, 2012, by and among the Partnership, BreitBurn Management Company, LLC, the Company and the Participant), the RPUs shall vest in full upon any earlier occurrence of (a) the Participant’s Separation from Service as a member of the board of directors of the Company without Cause or due to the Participant’s death or Disability, or (b) a Change of Control and, in any case, shall be subject to the payment provisions contained in Section 5 below.”

2.	The following new Section 4(c) is hereby added to each RPU Agreement:

“Notwithstanding anything contained herein, for purposes of this Agreement, (i) prior to the Retirement Date, references to the Participant’s “Separation from Service” in this Agreement shall refer to the Participant’s Separation from Service as an employee with respect to the Company, and (ii) from and after the Retirement Date, references to the Participant’s “Separation from Service” in this Agreement shall refer to the Participant’s Separation from Service as a member of the board of directors of the Company, such that:

(1)	All RPUs that are vested as of December 31, 2012 shall be paid to the Participant pursuant to the terms and conditions of this Agreement;

(2)	As of the Retirement Date, those RPUs that remain unvested as of such time shall continue to vest as set forth in the Grant Notice and Section 4(a), subject to the Participant’s continued service as a member of the board of directors of the Company (except as otherwise provided in Section 4(a)); and

(3)	The last two sentences of Section 4(a) shall be interpreted consistent with this Section 4(c), and the RPUs may become vested (and shall be subject to forfeiture) after the Retirement Date based on the Participant’s continued service as a member of the board of directors of the Company (except as otherwise provided in Section 4(a)).”

3. This Amendment shall be and is hereby incorporated in and forms a part of each of the RPU Agreements.

4. Except as expressly provided herein, all terms and conditions of each of the RPU Agreements shall remain in full force and effect.

5. This Amendment shall be governed by and construed in accordance with the laws in force in the state of Delaware, without regard to that state’s conflict-of-law rules and principles.

[Signature Page Follows]

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IN WITNESS WHEREOF, BreitBurn GP, the Partnership and the Participant have executed this Amendment as of the date first above written.

BREITBURN ENERGY PARTNERS, L.P.

		By:	BREITBURN GP, LLC
		Its:	General Partner

By:
Name: Halbert S. Washburn
Title: Chief Executive Officer

PARTICIPANT

By:
Randall H. Breitenbach

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